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                                                                     EXHIBIT 4.9


                     CONTINUING LIMITED GUARANTY AGREEMENT


1. The undersigned (hereinafter called "Guarantor") for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce THE INTERNATIONAL BANK, (hereinafter called "Lender"), with offices at Corpus Christi, Texas, at its option, at any time or from time to time, to loan monies or otherwise extend credit with or without security, to or for the account of TEXAS AIRSONICS, INC. and AMERICAN DENTAL TECHNOLOGIES, INC. (hereinafter jointly called "Borrower"), and at the special insistence and request of Lender, Guarantor hereby unconditionally guarantees the prompt payment, at the said office of Lender in Nueces County, Texas, when due of the following (hereinafter called the "Indebtedness"):

        All the obligations, including, but not limited to principal, interest and costs of collection including attorneys' fees, evidenced by or arising pursuant to the following described Revolving Credit Promissory Note executed by Borrower payable to the order of Lender together with any and all renewals, extensions and/or rearrangements from time to time thereof, with or without notice to Guarantor:


        Date: October 17, 1996      Original Principal Sum: $2,500,000.00


        In addition to the other obligations of Guarantor imposed by this Guaranty Agreement, Guarantor agrees to pay the costs of collection, including reasonable attorneys' fees, incurred by Lender in collection of the Indebtedness from Guarantor.



2. This guaranty is an absolute, completed and continuing one, and no notice of the Indebtedness or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Guarantor. Lender may extend credit to Borrower in excess of the amount guaranteed hereunder.
Borrower and Lender may rearrange, extend and/or renew from time to time any or all of the Indebtedness without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on such Indebtedness regardless of the number of rearrangements, renewals and extensions. The Guarantor hereby expressly waives marshalling of assets and liabilities, sale in inverse order of alienation, presentment, demand, protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of protest and dishonor on any and all forms of such Indebtedness, and also notice of acceptance of this guaranty, acceptance on the part of Lender being conclusively presumed by its request for this guaranty and delivery of the same to it.

3. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this guaranty and/or the Indebtedness guaranteed, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and to obtain a guaranty of the Indebtedness from any one or more other persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guaranties. If at any time there be other debt of Borrower to Lender not guaranteed hereby, then Lender may apply all amounts realized by Lender from Borrower, from other guarantors or from collateral to such other debt. Provided, if a particular instrument (such as a guaranty or security agreement) expressly requires application of amounts received by Lender different than permitted under the preceding sentence, then such amounts shall be applied as provided in such instrument. Guarantor agrees that if the maturity of any Indebtedness hereby guaranteed is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guaranty without demand or notice to Guarantor.

4. Guarantor waives any right to require Lender to (a) proceed against the Borrower or (b) proceed against or exhaust any security held to secure the Indebtedness, or (c) exercise any right of set-off against Borrower, or (d) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or of any other guarantor of the Indebtedness, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until all the Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lender now has or may hereafter have against the Borrower, and waives any benefit of and any right to participate in any security now or hereafter held by Lender. A payment received by Lender from Guarantor shall be effective to reduce Guarantor's liability hereunder only if accompanied by a written transmittal document received by Lender advising Lender that such payment is made hereunder for such purpose. Without limiting any other provisions hereof, Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

5. Guarantor hereby grants to the Lender a right of set-off (which right of set-off herein granted shall be in addition to and not in lieu of any other right of set-off Lender may have) against the balance of every deposit account (whether interest bearing or non-interest bearing and whether a demand deposit or time deposit), now or hereafter existing, of the Guarantor with the Lender and any other claim of the Guarantor against the Lender, now or hereafter existing. The grant of the above right of set-off shall not in anywise limit or be construed as limiting Lender to collect payment of any liability of Guarantor incurred hereby only by way of set-off, but it is expressly understood and provided that all such liability shall constitute the absolute and unconditional obligation of Guarantor. Guarantor hereby subordinates all indebtedness owing to the Guarantor from Borrower to all Indebtedness of Borrower to Lender, and shall not attempt to set off or reduce any obligations to Lender because of such indebtedness. The Guarantor further subordinates any lien or security interest that he may have on any collateral or security of the Borrower or any other party to the liens and security interests on said collateral and security in favor of the Lender. Upon an event of default on the Indebtedness and for so long as such default exists, Guarantor agrees not to accept any payment on the subordinated indebtedness nor realize upon any collateral therefor. If the Guarantor should receive any such payment, satisfaction or security for indebtedness of the Borrower to the Guarantor in violation of the terms hereof, the Guarantor agrees forthwith to deliver the same to the Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Indebtedness, and until so delivered, agree to hold the same in trust for the Lender.

6. The term of this Agreement shall be for so long as any of the Indebtedness remains outstanding and unpaid. It is further agreed that maturity of the Indebtedness, as such may be extended from time to time by agreement between Lender and Borrower as aforesaid, shall be the same with respect to Guarantor as with respect to Borrower.

7. Notwithstanding anything herein or in any notes, contracts, agreements or other instruments of Borrower to the contrary, Guarantor is not obligated to and shall never be required to pay interest on amounts owing by Borrower to Lender in excess of the maximum permissible to be paid by a guarantor of the Indebtedness under applicable law; and if payment by Guarantor of the Indebtedness of Borrower shall involve transcending the limit of validity prescribed by law for a guarantor, then, ipso facto, the obligation to be fulfilled shall be reduced as to Guarantor to the limit of such validity.

8. Guarantor warrants to Lender that Guarantor has independent means of obtaining financial and other information about Borrower, and agrees that Guarantor has not been induced to sign this guaranty by reason of information regarding Borrower furnished by Lender, and agrees that Lender shall not in the future be required to furnish Guarantor with any information regarding Borrower nor notify Guarantor of any adverse changes as to Borrower's financial condition or otherwise.

9. This Guaranty does not supersede, cancel, amend, discharge or limit any other guaranty or similar obligation of Guarantor in favor of Lender, but this Guaranty is in addition to and cumulative of any other such guaranty. If more than one person or entity executes this instrument as Guarantor, their liabilities and obligations hereunder shall be joint and several. If other persons or entities have executed other instruments guaranteeing any indebtedness of Borrower to Lender, this Guaranty and instrument is in addition to such other instruments. Guarantor's liability hereunder shall be joint and several with the liability of Borrower and all endorsers and other sureties and guarantors whether or not the liability of other sureties and guarantors may be limited. This guaranty is and shall be in every particular available to the successors and assigns of Lender and is and shall always be fully binding upon the heirs, successors and legal representatives of Guarantor.


      Dated effective the 17th day of October, 1996.



                                              GUARANTOR:



                                              Benjamin J. Gallant
                                              ----------------------------------
                                              Benjamin J. Gallant, Individually